                                                      FMC Corporation
                                                      Quarterly Report
                                                      on Form 10-Q for
                                                      June 30, 1995



Exhibit 12  Computation of Ratios of Earnings to Fixed Charges
            --------------------------------------------------
            (In millions, except ratio data)
            --------------------------------

                                                    Six Months Ended
                                                        June 30,
                                                   -------------------
                                                     1995       1994
                                                   --------    -------
Earnings:

 Income from continuing operations
  before income taxes                               $183.3     $166.8
 Minority interests                                   23.9       35.2
 Undistributed (earnings) losses of
  affiliates                                          (0.7)       1.2
 Interest expense and amortization
  of debt discount, fees and expenses                 41.8       33.1
 Amortization of capitalized interest                  4.0        3.8
 Interest included in rental expense                  10.8       10.7
                                                    ------     ------
Total earnings                                      $263.1     $250.8
                                                    ------     ------

Fixed charges:

 Interest expense and amortization
  of debt discount, fees and expenses               $ 41.8     $ 33.1
 Interest capitalized as part of
  fixed assets                                         5.4        1.5
 Interest included in rental expense                  10.8       10.7
                                                    ------     ------
Total fixed charges                                 $ 58.0     $ 45.3
                                                    ------     ------


Ratio of earnings to fixed charges                    4.5x       5.5x
                                                    ======     ======